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                                                                    Exhibit 23.1



                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
InKine Pharmaceutical Company, Inc.:

We consent to the incorporation by reference and inclusion in this Registration Statement on Form S-3 of InKine Pharmaceutical Company, Inc. of our report dated February 20, 2003, with respect to the balance sheets of InKine Pharmaceutical Company, Inc. as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2002, the six month period ended December 31, 2000 and for the year ended June 30, 2000, which report appears herein and in the December 31, 2002 Annual Report on Form 10-K of InKine Pharmaceutical Company, Inc. and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP



Philadelphia, Pennsylvania
December 15, 2003